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                                                                    Exhibit 10.8


                                    SHAREHOLDERS AGREEMENT dated as of August
                           [ ], 2002 (this "Agreement"), among Monday SCA, a Luxembourg partnership limited by shares (societes en commandite par actions) ("LuxCo"), Monday Ltd, a Bermuda holding company ("BermudaCo"), PricewaterhouseCoopers International Limited, a private company limited by guarantee, not having a share capital, incorporated under the laws of England and Wales ("PwCIL") and each of the entities listed on Schedule I hereto (collectively, the "Shareholders").


                              W I T N E S S E T H

                  WHEREAS, PwCIL, in its capacity as coordinator of the management and governance of the member firms of the PricewaterhouseCoopers global network and in accordance with Section 21.2 of the Regulations of PwCIL, has determined that the separation of the PricewaterhouseCoopers Consulting Businesses (as hereinafter defined) is in the best interests of the global network (the "Determination");

                  WHEREAS, in furtherance of the Determination, each of the Shareholders has agreed to contribute, transfer and assign and cause to be contributed, transferred and assigned, to a wholly owned subsidiary ("Sub") certain of the assets, properties and liabilities primarily related to its Consulting Business (the "Local Transaction");

                  WHEREAS, each Shareholder will exchange all of the equity interests of Sub for LuxCo Shares, BermudaCo Shares or Exchangeable Shares (each as hereinafter defined) (the "Exchange");

                  WHEREAS, pursuant to the terms of the Rollup Agreement (as hereinafter defined), it is a condition precedent to the Exchange that the Shareholders execute this Agreement; and

                  WHEREAS, LuxCo, BermudaCo, PwCIL and the Shareholders have determined that it is in the mutual best interests of each of them to set forth certain agreements and understandings among them.

                  NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:
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                                                                               2

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Definition of Certain Terms Used Herein. As used herein, the following terms shall have meanings specified below:

                  "Acts" shall mean the Exchange Act and the Securities Act.

                  "Affiliate" shall have the meaning assigned to such term in the Rollup Agreement.

                  "Agent" shall mean the principal placement agent on an agented placement of Restricted Shares.

                  "Agreement" shall mean this Shareholders Agreement.

                  "Anniversary Year" shall mean each year that starts on, and ends on the subsequent, anniversary date of the Effective Date.

                  "BermudaCo" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

                  "BermudaCo Change of Control Event" shall mean:

                  (a) a sale or transfer of all or substantially all of the assets and business of BermudaCo on a consolidated basis in any transaction or series of related transactions to a Person that is not an Affiliate of BermudaCo prior to such sale or transfer for so long as such Person is not an Affiliate of BermudaCo (provided that in the event of such a sale or transfer to an Affiliate of BermudaCo, such Affiliate promptly executes a signature page to this Agreement agreeing to be bound to the terms hereof to the extent BermudaCo is so bound); or

                  (b) any merger, consolidation or reorganization to which BermudaCo is a party, except for a merger, consolidation or reorganization in which BermudaCo is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of BermudaCo's outstanding equity (on a fully diluted basis) immediately prior to the merger, consolidation or reorganization will own in the aggregate immediately following the merger, consolidation or reorganization BermudaCo's outstanding equity (on a fully diluted basis) either (i) having the ordinary voting power to elect a majority of the members of BermudaCo's Board of Directors to be elected by the holders of Shares and any other class which votes together with the Shares
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                                                                               3


as a single class or (ii) representing at least 50% of the equity value of BermudaCo as reasonably determined by the Board of Directors of BermudaCo; or

                  (c) individuals who, as of the date hereof, constitute the Board of Directors of BermudaCo (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of BermudaCo subsequent to the date hereof whose election, or nomination for election by the holders of BermudaCo's equity, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of BermudaCo as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board; or

                  (d) any person or group (as defined under Section 13(d) of the Exchange Act), other than the Shareholders or their Affiliates and other than officers, directors or employees of BermudaCo or LuxCo or their Affiliates, acquires beneficial ownership of 30% or more of the outstanding equity of BermudaCo generally entitled to vote on the election of directors.

                  "BermudaCo Shares" shall mean the Class A common shares of BermudaCo and with respect to any Shareholder, the Class A common shares of BermudaCo owned by such Shareholder or a Subsidiary Holder, including any such Class A common shares of BermudaCo acquired by the Shareholder or any Subsidiary Holder after the date of this Agreement.

                  "Business Day" shall have the meaning assigned to such term in the Rollup Agreement.

                  "Consulting Business" shall have the meaning assigned to such term in the Rollup Agreement.

                  "Continuously Effective" with respect to a specified registration statement, shall mean that it shall not cease to be effective and available for Transfers of BermudaCo Shares in respect of Restricted Shares thereunder for longer than either (i) any ten (10) consecutive Business Days, or
(ii) an aggregate of fifteen (15) Business Days during the period specified in the relevant provision of this Agreement.

                  "Control" shall have the meaning assigned to such term in the Rollup Agreement.
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                                                                               4


                  "Cumulative Sales Amount" shall have the meaning assigned to such term in Section 3.09(a)(i).

                  "Delay Period" shall have the meaning assigned to such term in
Section 4.01(a)(iii).

                  "Disposed" shall have the meaning assigned to such term in
Section 3.09(b).

                  "Effective Date" shall mean the date on which the IPO is consummated.

                  "Effectiveness Period" shall have the meaning assigned to such term in Section 4.01(a)(iii).

                  "Eligible Date" shall mean the date on which BermudaCo becomes eligible to use Form S-3 (or any replacement or successor form) under the Securities Act for any Registration.

                  "Exchange" shall have the meaning assigned to such term in the recitals to this Agreement.

                  "Exchange Act" shall have the meaning assigned to such term in the Rollup Agreement.

                  "Exchangeable Shares" shall have the meaning assigned to such term in the Rollup Agreement.

                  "Holdback Period" shall have the meaning assigned to such term in Section 4.01(a)(iii).

                  "Holders" shall mean the Shareholders and transferees of the Shareholders' Restricted Shares with respect to the rights that such transferees shall have acquired in accordance with Section 7.06, at such times as such Persons shall own Restricted Shares.

                  "Independence Conflict" shall be deemed to exist in the event that, in order to comply with the Independence Rules, it is necessary (in the opinion of U.S. legal counsel to any Shareholder or PwCIL) that any or all of the Shareholders divest some or all of their Restricted Shares.

                  "Independence Rules" shall mean (i) the auditor independence rules as established by the American Institute of Certified Public Accountants, the SEC, the Independence Standards Board, the state boards of accountancy and any other duly
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                                                                               5


constituted regulatory authority, as the same may be amended from time to time and (ii) the terms and conditions contained in the No-Action Letter.

                  "Interruption Period" shall have the meaning assigned to such term in Section 4.04(c).

                  "Involuntary Transfer" shall mean any Transfer pursuant to the laws of descent, inheritance, bankruptcy or insolvency, as a result of the dissolution of marriage, due to the execution of a lien or other judgment or other transfer by operation of law.

                  "IPO" shall have the meaning assigned to such term in the Rollup Agreement.

                  "Largest Holders" shall have the meaning assigned to such term in Section 4.01(a)(i).

                  "Local Transactions" shall have the meaning assigned to such term in the recitals to this Agreement.

                  "LuxCo" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

                  "LuxCo Change of Control Event" shall mean:

                  (a) a sale or transfer of all or substantially all of the assets and business of LuxCo on a consolidated basis in any transaction or series of related transactions to a Person that is not an Affiliate of LuxCo prior to such sale or transfer for so long as such Person is not an Affiliate of LuxCo (provided that in the event of such a sale or transfer to an Affiliate of LuxCo, such Affiliate promptly executes a signature page to this Agreement agreeing to be bound to the terms hereof to extent LuxCo is so bound); or

                  (b) any merger, consolidation or reorganization to which LuxCo is a party, except for a merger, consolidation or reorganization in which LuxCo is the surviving corporation and, after giving effect to such merger, consolidation or reorganization, the holders of LuxCo's outstanding equity (on a fully diluted basis) immediately prior to the merger, consolidation or reorganization will own in the aggregate immediately following the merger, consolidation or reorganization LuxCo's outstanding equity (on a fully diluted basis) either (i) having the ordinary voting power to elect a majority of the members of LuxCo's Supervisory Board to be elected by the holders of LuxCo
Shares and any other class which votes together with the LuxCo Shares as a single class or (ii) representing at least 50% of the equity value of LuxCo as reasonably determined by the Supervisory Board of LuxCo; or
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                                                                               6


                  (c) individuals who, as of the date hereof, constitute the Supervisory Board of LuxCo (the "LuxCo Incumbent Board") cease for any reason to constitute at least a majority of such Supervisory Board; provided, however, that any individual who becomes a director of LuxCo subsequent to the date hereof whose election, or nomination for election by the holders of LuxCo's equity, was approved by the vote of at least a majority of the directors then comprising the LuxCo Incumbent Board shall be deemed to have been a member of the LuxCo Incumbent Board; and provided further, that no individual who was initially elected as a director of LuxCo as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Supervisory Board shall be deemed to have been a member of the LuxCo Incumbent Board; or

                  (d) any person or group (as defined under Section 13(d) of the Exchange Act), other than the Shareholders or their Affiliates and other than officers, directors or employees of BermudaCo, LuxCo or their Affiliates acquires beneficial ownership of 30% or more of the outstanding equity of LuxCo generally entitled to vote on the election of directors.

                  "LuxCo Shares" shall mean the Class I common shares of LuxCo, and, with respect to any Shareholder, the Class I common shares of LuxCo owned by such Shareholder or any Subsidiary Holder, including any such Class I common shares of LuxCo acquired by such Shareholder or any Subsidiary Holder after the date of this Agreement.

                  "No-Action Letter" shall have the meaning assigned to such term in the Rollup Agreement.

                  "Notification" shall mean all notices permitted or required to be given to any Person hereunder.

                  "Partner" shall have the meaning assigned to such term in the Rollup Agreement.

                  "Person" shall mean an individual, corporation, partnership, limited liability company, unincorporated syndicate, unincorporated organization, entity, trust, trustee, executor, administrator or other legal representative, governmental authority or agency, or any group of Persons acting in concert.

                  "Piggyback Registration" shall have the meaning assigned in such term in Section 4.02(a).
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                                                                               7


                  "Projected Disposal Amount" shall have the meaning assigned to such term in Section 3.09(a)(ii).

                  "PwCIL" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

                  "Register, Registered and Registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the SEC of effectiveness of such registration statement or document.

                  "Register Date" shall have the meaning assigned to such term in Section 3.09(a).

                  "Registration Expenses" shall have the meaning assigned to such term in Section 4.05(a).

                  "Repurchase Price" shall mean, as of any date of determination, the average of the per share closing prices of BermudaCo Shares on a national securities exchange or automatic quotation system (including the Nasdaq Stock Market) on the five trading days immediately preceding such date of determination or, if the BermudaCo Shares are not listed for trading on any such national securities exchange or quotation system, as of any date of determination, the fair market value of BermudaCo Shares (as determined in good faith by the Board of Directors of BermudaCo).

                  "Restricted Share Registration" shall have the meaning assigned to such term in Section 4.01(a)(i).

                  "Restricted Shares" shall mean (i) any LuxCo Shares held by any Shareholder or its Subsidiaries, any BermudaCo Shares held by any Shareholder or its Subsidiaries and any Exchangeable Shares held by any Shareholder or its Subsidiaries, (ii) any securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by BermudaCo or its Subsidiaries generally for, or in replacement by BermudaCo or its Subsidiaries generally of, such LuxCo Shares, BermudaCo Shares or Exchangeable Shares and (iii) any securities issued in exchange for such LuxCo Shares, BermudaCo Shares or Exchangeable Shares (or other securities identified in (ii)) in any merger or reorganization of BermudaCo or its Subsidiaries; provided, however, that Restricted Shares shall not include any securities which have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar rule promulgated by the SEC pursuant to the Securities Act; provided further, that for purposes of this Agreement, a Person will be deemed to be a Holder of Restricted Shares whenever such Person has the then-existing right to acquire such Restricted Shares (by conversion, purchase or otherwise), whether or not such acquisition has actually been effected; and, provided further, that LuxCo Shares, BermudaCo Shares and Exchangeable Shares (x) held by Partners or employees of the Shareholders and their Subsidiaries that are freely transferable under the Securities Act or (y) acquired by such Partners or employees in the open market shall not, in each case, be deemed to be Restricted Shares.

                  "Restricted Shares then outstanding" shall mean, with respect to a specified determination date, the Restricted Shares owned by all Holders on such date.

                  "Revocation Date" shall mean, for each LuxCo Share, BermudaCo or Exchangeable Share, the date on which a Shareholder transfers such share to a party other than a party hereto.

                  "Rollup Agreement" shall mean collectively the several rollup agreements among each Shareholder, PwCIL and BermudaCo or LuxCo dated as of April 11, 2002.

                  "Rollup Transaction" shall have the meaning assigned to such term in the Rollup Agreement.

                  "SEC" shall have the meaning assigned to such term in the Rollup Agreement.

                  "Securities Act" shall have the meaning assigned to such term in the Rollup Agreement.

                  "Selling Holders" shall mean, with respect to a specified Registration pursuant to this Agreement, Holders whose Restricted Shares (or BermudaCo Shares in respect thereof) are included in such Registration.

                  "Shareholders" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

                  "Share Register" shall have the meaning assigned to such term in Section 3.08.

                  "Shares" shall mean LuxCo Shares, BermudaCo Shares and Exchangeable Shares.

                  "Shelf Registration" shall have the meaning assigned to such term in Section 4.01(b).

                  "Sub" shall have the meaning assigned to such term in the recitals to this Agreement.

                  "Subsidiary" shall have the meaning assigned to such term in the Rollup Agreement.

                  "Subsidiary Holder" shall mean any Affiliate of a Shareholder which has beneficial ownership of any of the Shares while this Agreement is in effect and has executed a counterpart hereto in accordance with Section 7.06 hereof.

                  "Target Share Amount" shall have the meaning assigned to such term in Section 3.09(a).

                  "Transaction Agreements" shall have the meaning assigned to such term in the Rollup Agreement.

                  "Transfer" shall have the meaning assigned to such term in
Section 3.01.

                  "Underwriters' Representative" shall mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

                  "Underwriting Agreement" shall have the meaning assigned to such term in the Rollup Agreement.

                  "Violation" shall have the meaning assigned to such term in
Section 4.06(a).

                  SECTION 1.02. Usage. The definitions in this Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles, Sections and Exhibits shall be deemed to be references to Articles, Sections and Exhibits of or to this Agreement, unless the context shall otherwise require. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", regardless of whether such phrase so appears.

                                   ARTICLE II

                         Representations and Warranties

                  SECTION 2.01. Representations and Warranties of LuxCo. LuxCo hereby represents and warrants to PwCIL and each Shareholder that it is a partnership limited by shares (societes en commandite par actions) duly organized and validly existing under the laws of Luxembourg and has all requisite corporate power and authority to execute and deliver this Agreement, to carry out the provisions hereof and to perform its obligations hereunder. The execution, delivery and performance by LuxCo of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of LuxCo. This Agreement has been duly and validly executed and delivered by LuxCo and constitutes a legal, valid and binding obligation of LuxCo, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing regardless of whether considered in a proceeding in equity or at law).

                  SECTION 2.02. Representations and Warranties of BermudaCo. BermudaCo hereby represents and warrants to PwCIL and each Shareholder that it is a holding company duly organized and validly existing under the laws of Bermuda and has all requisite corporate power and authority to execute and deliver this Agreement, to carry out the provisions hereof and to perform its obligations hereunder. The execution, delivery and performance by BermudaCo of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of BermudaCo. This Agreement has been duly and validly executed and delivered by BermudaCo and constitutes a legal, valid and binding obligation of BermudaCo, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing regardless of whether considered in a proceeding in equity or at law).

                  SECTION 2.03. Representations and Warranties of the Shareholders. (a) Each Shareholder hereby represents and warrants to BermudaCo, LuxCo and PwCIL that it has all requisite power and authority to execute this Agreement, to carry out the provisions hereof and to perform its obligations hereunder. The execution, delivery and performance by each Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action. This Agreement has been duly and validly executed and delivered by each such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to
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                                                                              11


time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing regardless of whether considered in a proceeding in equity or at law).

                  (b) Each Shareholder that holds BermudaCo Shares, LuxCo Shares or Exchangeable Shares on behalf of any Partner hereby represents and warrants to BermudaCo, LuxCo and PwCIL that such Shareholder is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. Such Shareholder has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the IPO and the other transactions contemplated hereby. Such Shareholder is able to fend for itself, is able to bear the economic risk of holding the Shares for an indefinite period of time and to suffer a complete loss of the value of the Shares. Such Shareholder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to participate in the IPO and the other transactions contemplated hereby.

                  SECTION 2.04. Representations and Warranties of PwCIL. PwCIL hereby represents and warrants to LuxCo, BermudaCo and each Shareholder that it is a private company limited by guarantee, not having share capital, duly organized and validly existing under the laws of England and Wales and has all requisite corporate power and authority to execute and deliver this Agreement, to carry out the provisions hereof and to perform its obligations hereunder. The execution, delivery and performance by PwCIL of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PwCIL. This Agreement has been duly and validly executed and delivered by PwCIL and constitutes the legal, valid and binding obligation of PwCIL, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing regardless of whether considered in a proceeding in equity or at law).

                                   ARTICLE III

                 Share Transfer Restrictions and Coordination of Sales

                  SECTION 3.01. Transfer Restrictions. (a) Except in the case of an Involuntary Transfer in accordance with Section 3.01(b) and except as otherwise expressly permitted by this Agreement, no Shareholder may sell, transfer or otherwise dispose of, hypothecate or pledge (voluntarily or involuntarily) (any such sale, transfer, disposition, hypothecation or pledge being referred to as a "Transfer") any Restricted Shares.

                  (b) In the event of an Involuntary Transfer of some or all of a Shareholder's (or the Shareholder's estate or successor in interest) Restricted Shares at a time when such Restricted Shares are subject to the restrictions on Transfer imposed by this Agreement:

                  (i) the Shareholder (or the Shareholder's estate or successor in interest) shall immediately furnish to BermudaCo a Notification of such Involuntary Transfer at least 30 days prior to the effective date of the Involuntary Transfer; and

                  (ii) for a period of 20 days commencing on the date of its receipt of a Notification, or, if BermudaCo shall not receive a Notification, for a period of 20 days commencing on the date on which BermudaCo becomes aware of a pending or already effected Involuntary Transfer, BermudaCo shall have the exclusive right, but not the obligation, to purchase (or to cause any Subsidiary of BermudaCo to purchase) some or all of the Restricted Shares that are the subject of the Involuntary Transfer. If BermudaCo desires to purchase (or to cause any Subsidiary of BermudaCo to purchase) any or all of such Restricted Shares, it will provide Notification of such desire to the Shareholder (or the Shareholder's estate or successor in interest) within such 20 day period, and the purchase price shall equal the Repurchase Price determined as of the date of the Notification to the Shareholder (or the Shareholder's estate or successor in interest).

                  (c) The closing of any purchase by BermudaCo (or any Subsidiary of BermudaCo) of any Restricted Shares as provided in Section 3.01(b) shall take place on such date as designated by BermudaCo occurring within 15 days after receipt by the Shareholder (or the Shareholder's estate or successor in interest) of Notification from BermudaCo of the exercise of BermudaCo's (or such Subsidiary's, as applicable) right to purchase hereunder. At the closing of any purchase of Restricted Shares, the Shareholder (or the Shareholder's estate or successor in interest) shall transfer, assign and deliver, or cause to be transferred, assigned and delivered to BermudaCo (or such Subsidiary, as applicable) any certificates or other evidence representing Restricted Shares being purchased, duly endorsed or accompanied by transfer powers duly executed by the Shareholder (or the Shareholder's estate or successor in interest) or its duly appointed legal representative or authorized agent with such signature thereon duly guaranteed. Upon the delivery of and payment for any Restricted Shares as contemplated in this Agreement, BermudaCo (or such Subsidiary, as applicable) shall receive good title to such Restricted Shares free and clear of any lien, claim, equity or encumbrance of any nature whatsoever. Upon request by BermudaCo, the Shareholder (or the Shareholder's estate or successor in interest) shall deliver an opinion of counsel, reasonably acceptable to BermudaCo, as to the matters contained in the preceding sentence and as to such other matters as BermudaCo may reasonably request.

                  (d) If, after compliance with the foregoing provisions of
Section 3.01(b), BermudaCo or any Subsidiary of BermudaCo fails to purchase any of the Restricted Shares subject to Involuntary Transfer, then the Involuntary Transfer of such unpurchased Restricted Shares may occur; provided, however that any such Transfer shall be null and void unless such Transfer complies in full with Section 3.02(c).

                  (e) If any of the Restricted Shares are Transferred pursuant to Section 3.01(d), the Shareholder (or the Shareholder's estate or successor in interest) shall be responsible for compliance with all conditions of Transfer imposed by this Agreement and under applicable law and for any expenses incurred by BermudaCo or any of its Affiliates for legal and/or accounting services in connection with reviewing any proposed Transfer or issuing opinions in connection therewith.

                  (f) A Shareholder that is not a Partner (or holding Shares on behalf of any Partner) may Transfer some or all of such Shareholder's Restricted Shares to one or more Partners of such Shareholder at a time when such Restricted Shares are subject to the restrictions on Transfer imposed by this Agreement provided:

                  (i) the Shareholder shall immediately furnish to BermudaCo a Notification of such Transfer at least 30 days prior to the effective date of the Transfer; and

                  (ii) on or prior to the effective date of the Transfer, each Partner of the Shareholder receiving Restricted Shares in the Transfer shall execute a custodial agreement substantially in the form of Exhibit A hereto with a custodian reasonably acceptable to PwCIL.

                  SECTION 3.02. General Provisions. (a) Any purported Transfer of Restricted Shares in violation of the provisions of this Agreement or the Acts shall be wholly void and shall not effectuate the Transfer contemplated thereby.

                  (b) In the event a Shareholder Transfers Restricted Shares other than to its Partners or pursuant to an effective registration statement under the Securities Act, that Shareholder shall, upon the request of BermudaCo, provide BermudaCo with a written opinion of counsel reasonably acceptable to BermudaCo, that the Transfer is in full compliance with this Agreement and the Acts.

                  (c) Any purported Transfer pursuant to Section 3.01 (other than paragraph (f) thereof) shall be wholly void and shall not effectuate the Transfer contemplated thereby unless, prior to the consummation thereof, the transferee agrees in writing in a form reasonably acceptable to BermudaCo to be bound by the restrictions set forth in this Article III and Article V and makes the representations and warranties set forth in Section 2.03.

                  SECTION 3.03. Change of Control Events. In the event of a LuxCo Change of Control Event or BermudaCo Change of Control Event that has not been approved or ratified by a majority of the LuxCo Incumbent Board or the Incumbent Board (as the case may be), the transfer restrictions set forth in
Section 3.01 shall no longer apply to any Restricted Shares.

                  SECTION 3.04. Certain Transfers. Notwithstanding any provision herein to the contrary, Shareholders may make any Transfer required pursuant to
Section 5.01 without complying with the provisions of this Article III.

                  SECTION 3.05. Certain Actions. Each Shareholder agrees that it shall, and shall cause its subsidiaries and Affiliates to, take all action as a shareholder of BermudaCo, LuxCo or any of its Subsidiaries, as the case may be, or as is otherwise within its control as are necessary to give effect to the provisions of this Agreement and to perform, pay and satisfy all of its obligations and liabilities hereunder as and when due.

                  SECTION 3.06. Partner Restrictions. (a) Prior to the first anniversary of the Effective Date, Shareholders that are Partners (whether holding Shares directly or through a custodian) may not Transfer Shares held by them (whether or not such Shares are Restricted Shares) except as permitted pursuant to the terms of this Agreement. From the period of time commencing on the first anniversary of the Effective Date and continuing until the second anniversary of the Effective Date, such Partners may sell BermudaCo Shares in respect thereof (in addition to any sales made pursuant to a registration statement) subject to the following restrictions:

                  (i) each such Partner may make only one sale per each three-month period, commencing on the first anniversary of the Effective Date, and

                  (ii) the maximum number of BermudaCo Shares which may be sold in any one sale is 10% of the aggregate number of Shares then held by such Partner.

                  (b) Any Person acting as custodian of Shares on behalf of Partners of the member firms of the PricewaterhouseCoopers global network (including any custodian appointed pursuant to a custodial agreement executed by Partners of the Shareholders pursuant to Section 3.01(f)(ii)) hereby agrees that it shall not Transfer any BermudaCo Shares in such capacity in violation of the provisions of this Section 3.06 or otherwise in violation of this Agreement.

                  (c) Until the one year anniversary of the Effective Date, Shareholders that are holders of LuxCo Shares shall not exercise their rights of redemption or exchange of such shares for BermudaCo Shares; provided, however, that PwCIL can compel an exchange during such period pursuant to Section 3.09.

                  SECTION 3.07. Lock-Up Restrictions. In addition to the restrictions listed in this Article III and subject to the terms of the No-Action Letter, the Shareholders agree to comply with the lock-up restrictions described in the Underwriting Agreement.

                  SECTION 3.08. Share Register. Each Shareholder that is not a Partner shall maintain a register (the "Share Register") of its current holdings of Shares and the current holdings of Shares by its Partners. The Share Register shall include the aggregate number and class of the Restricted Shares held by the Partners of that Shareholder as well as the aggregate number of freely transferable Shares held by such Partners.

                  SECTION 3.09. Coordination of Sales. (a) On January 10 of each year (the "Register Date"), each Shareholder that is not a Partner shall submit a written statement to PwCIL setting forth the number of Restricted Shares held by such Shareholder and by such Shareholder's Partners at such time as well as a current copy of such Shareholder's Share Register as of such date. Within 10 Business Days of the Register Date, PwCIL shall inform each Shareholder of the minimum number of Restricted Shares it must include for sale (the "Target Share Amount") in the next Registration by BermudaCo. PwCIL shall determine the Target Share Amount for such Shareholders in the following manner:

                  (i) If the aggregate number of Restricted Shares previously Disposed by the Shareholders at a given Register Date is equal to or greater than the Cumulative Sales Amount as of such Register Date, the Target Share Amount shall be zero for all Shareholders. The "Cumulative Sales Amount" as of any date shall equal the product of (x) the cumulative aggregate number of Restricted Shares then issued to the Shareholders, (y) 0.2 and (z) the number of Anniversary Years elapsed from the Effective Date (rounded up to the next whole number).

                  (ii) If the aggregate number of Restricted Shares previously Disposed by the Shareholders at a given Register Date is less than the Cumulative Sales Amount, the aggregate Target Share Amounts for the Shareholders shall be equal to such difference. The Target Share Amount for each Shareholder will be calculated by subtracting the number of Restricted Shares it has previously Disposed of from its Projected Disposal Amount. "Projected Disposal Amount" shall equal the product of
         (x) the cumulative aggregate number of Restricted Shares issued to such Shareholder, (y) 0.2 and (z) the number of years elapsed from the Effective Date (rounded up to the next whole number). The Target Share Amount for each Shareholder shall be adjusted pro rata so that the aggregate Target Share Amounts of all Shareholders do not exceed the Cumulative Sales Amount.

                  (iii) Notwithstanding the foregoing, (i) by supermajority vote of 75% of the Board of PwCIL, (ii) at any time a Shareholder holds less than 1% of the Restricted Shares then held by all Shareholders and
         (iii) in the event of an Independence

        Conflict, PwCIL may compel a Shareholder to dispose of any or all of its Restricted Shares in the next Registration (with all such Restricted Shares being deemed to be a part of the Target Share Amount with respect to such Shareholder).

                  (b) Each Shareholder may reduce its Target Share Amount to the extent that it transfers Restricted Shares to its Partners; provided, that such Restricted Shares shall be deemed to have been Disposed. Shareholders shall be deemed to have disposed ("Disposed") of Restricted Shares when they have (i) sold such Restricted Shares to third parties pursuant to Rule 144 of the Securities Act or an effective registration statement or (ii) transferred their Restricted Shares to their Partners, provided, however, that such Restricted Shares transferred to Partners are freely transferable under the Securities Act and are free from any contractual restrictions, and all other requirements of the No-Action Letter are met such that the ownership of the Restricted Shares so transferred are no longer attributable to PwCIL or any firm in the PricewaterhouseCoopers global networks of firms pursuant to the terms of the No-Action Letter.


                                   ARTICLE IV

                               Registration Rights

                  SECTION 4.01. Restricted Share Registrations. (a)(i) One time per year and, additionally, upon the occurrence of an Independence Conflict, during the five consecutive Anniversary Years following the Effective Date, BermudaCo shall file a registration statement meeting the requirements of the Securities Act (a "Restricted Share Registration") for the offering of BermudaCo Shares which are Restricted Shares or for which Restricted Shares may be redeemed or exchanged, and each Holder shall be entitled to have included therein (subject to paragraph (f) below) all or such number of BermudaCo Shares in respect of the Restricted Shares held by such Holder as such Holder shall request pursuant to paragraph (ii) below, provided, however, that such offering shall have no less than the minimum number of BermudaCo Shares necessary to Register the Target Share Amounts of all Holders. The timing of the filing of the registration statement in each Anniversary Year will be as agreed to by the then three largest Holders (as determined by the aggregate amount of each Holder's Restricted Shares then outstanding) (the "Largest Holders") or, in the event of an Independence Conflict, by a majority of the Board of PwCIL. If such Largest Holders cannot agree on the timing of a Restricted Share Registration by January 20 of any Anniversary Year, the decision as to timing will be made by a majority of the Board of PwCIL at the next regularly scheduled meeting of its Board, but in no event later than March 1st of such Anniversary Year. It is understood that in the event that, in any Anniversary Year, a registration statement in respect of a Restricted Share Registration is filed but not subsequently declared effective, BermudaCo's obligation under this paragraph to file for such Anniversary Year shall not be deemed to have been satisfied.

                  (ii) The Board of PwCIL or the Largest Holders, as the case may be, shall give BermudaCo notice of a decision pursuant to Section 4.01(a)(i) as to the timing of a Restricted Share Registration within 10 days of such a decision, BermudaCo shall give written notice of such Registration to all Holders within 10 days of receipt of such notice. Subject to Section 4.01(f), within 20 days after receipt of BermudaCo's notice, any Holder may request in writing that all of the BermudaCo Shares in respect of such Holders' Restricted Shares, or any portion thereof designated by such Holder, be included in the Restricted Share Registration. Any request made pursuant to this Section 4.01(a)(ii) shall be addressed to the attention of the Secretary of BermudaCo, and shall specify the number of BermudaCo Shares in respect of Restricted Shares requested to be registered, the intended methods of disposition thereof and that the request is for a Restricted Share Registration pursuant to Section 4.01(a).

                  (iii) BermudaCo shall be entitled to postpone the filing of any Registration otherwise required to be prepared and filed by BermudaCo, or suspend the use of any effective registration statement, for a reasonable period of time, but not in excess of 90 days (the "Delay Period"), if the chief executive officer or the chief financial officer of BermudaCo determines that in such executive officer's reasonable judgment and good faith the registration and distribution of the Restricted Shares covered or to be covered by such registration statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material development involving BermudaCo or any of its Subsidiaries or would require premature disclosure thereof and promptly gives the Holders notice of such determination, including a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that
(i) the aggregate number of days included in all Delay Periods during any consecutive 12 months shall not exceed the aggregate of (x) 120 days minus (y) the number of days occurring in all periods in which the underwriters have "held back" the effectiveness of a registration statement covering Restricted Shares (a "Holdback Period") and Interruption Periods during such consecutive 12 months and (ii) a period of at least 60 days shall elapse between the termination of any Delay Period, Hold Back Period or Interruption Period and the commencement of the immediately succeeding Delay Period. If BermudaCo shall so postpone the filing of a Registration Statement, the Holders of Restricted Shares to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Restricted Shares that were to be registered to BermudaCo within 45 days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the whether a Restricted Share Registration to which the Holders of Restricted Shares are entitled has occurred in a given year). The time period for which BermudaCo is required to maintain the effectiveness of any registration statement shall be extended by the aggregate number of days of all Delay Periods, all Hold Back Periods and all Interruption Periods occurring during such period and any extension thereof is hereinafter referred to as the "Effectiveness Period." The Company shall not be entitled to initiate a Delay Period unless it shall (A) to the extent permitted by agreements with other Holders of BermudaCo, concurrently prohibit sales by such other Holders under registration statements covering securities held by such other Holders and
(B) in accordance with BermudaCo's policies from time to time in effect, forbid purchases and sales in the open market by senior executives of BermudaCo. Notwithstanding the foregoing, in the event of an Independence Conflict, BermudaCo shall not be permitted to postpone (or continue to postpone) pursuant to this Section 4.01(a)(iii) the filing of any Restricted Share Registration or Shelf Registration statement, or suspend (or continue to suspend) the use of any prospectus included in a registration statement filed pursuant to a Restricted Share Registration or Shelf Registration.

                  (b)(i) On or after the Eligible Date, BermudaCo shall effect, to the extent possible, a Registration with the SEC in accordance with the Securities Act for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration") in order to comply with the terms of this Agreement in which event so long as such Registration is in effect, the provisions of Section 4.01(a) shall not apply; provided, however, that, following the one year anniversary of the Effective Date, if the Eligible Date shall have not occurred, PwCIL shall have the right to cause BermudaCo (subject to Section 4.01(a)(iii) and 4.01(f)) to effect one additional Restricted Share Registration in a given year in order for Holders to sell BermudaCo Shares in respect of Restricted Shares, provided that each such offering shall have an aggregate offering price of at least $50,000,000.

                  (ii) BermudaCo, LuxCo and their respective Subsidiaries shall not grant registration rights on equal or better terms than these granted pursuant to this Agreement, and the BermudaCo Shares in respect of Restricted Shares shall have priority over the shares of any other shareholder of BermudaCo, LuxCo or their respective Subsidiaries (other than holders exercising demand rights, if the Holders are exercising piggyback registration rights) for inclusion in any registration statement.

                  (c) In connection with any Restricted Share Registration or Shelf Registration required pursuant to this Agreement, BermudaCo shall, subject to Section 4.01(a)(iii):

               (i) file the registration statement with the SEC as promptly as practicable, and shall use its reasonable best efforts to have the registration statement declared effective under the Securities Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering; and

                  (ii) use its reasonable best efforts to keep the relevant registration statement Continuously Effective (x) if a Restricted Share Registration, for up to

         60 days or until such earlier date as of which all the BermudaCo Shares in respect of Restricted Shares under the Restricted Share Registration statement shall have been disposed of in the manner described in the registration statement, and (y) if a Shelf Registration, for two years or until such earlier date as of which all of the BermudaCo Shares in respect of Restricted Shares registered pursuant thereto have been disposed of by the Holders selling thereunder. Notwithstanding the foregoing, if for any reason the effectiveness of a registration statement pursuant to this Section 4.01 is suspended or, in the case of a Restricted Share Registration, postponed as permitted by Section 4.01(a)(iii), the foregoing period shall be extended by the aggregate number of days of such suspension or postponement.

                  (d) A Registration pursuant to this Section 4.01 shall be on such appropriate registration form of the SEC as shall (i) be selected by BermudaCo and be reasonably acceptable to the Largest Holders and (ii) permit the disposition of the BermudaCo Shares in respect of Restricted Shares in accordance with the intended method or methods of disposition specified in the request pursuant to Section 4.01(a)(ii).

                  (e) If any Registration pursuant to this Section 4.01 involves an underwritten public offering (whether on a "firm", "best efforts" or "all reasonable efforts" basis or otherwise), or an agented offering, the Largest Holders shall have the right to select the underwriter or underwriters and manager or managers to administer such underwritten public offering or the placement agent or agents for such agented offering; provided, however, that each Person so selected shall be reasonably acceptable to BermudaCo.

                  (f) Whenever BermudaCo shall effect a Registration pursuant to this Section 4.01 in connection with an underwritten offering by one or more Selling Holders of BermudaCo Shares in respect of Restricted Shares, if the Underwriters' Representative or Agent advises each such Selling Holder in writing that, in its opinion, the amount of securities requested to be included in such offering (whether by Selling Holders or others) exceeds the amount which can be sold in such offering within a price range acceptable to the Largest Holders, securities shall be included in such offering and the related Registration, to the extent of the amount which can be sold within such price range: first, for those Holders who have been required to Register BermudaCo Shares in respect of Restricted Shares to meet their Target Share Amounts; and second, if additional BermudaCo Shares in respect of Restricted Shares can be included in the offering, on a pro rata basis, based on Holder ownership of Restricted Shares.

                  SECTION 4.02. Piggyback Registration. (a) If at any time BermudaCo proposes to Register (including for this purpose a Registration effected by BermudaCo for shareholders of BermudaCo other than the Holders) BermudaCo Shares under the Securities Act in connection with the public offering solely for cash on Form S-1, S-2 or S-3 (or any replacement or successor forms), BermudaCo shall give each Holder of

Restricted Shares written notice of its intention to effect such Registration. Upon the written request of each Holder given within 20 days following the date of such notice, subject to Section 4.02(b), BermudaCo shall cause to be included in such registration statement and use its reasonable best efforts to be Registered under the Securities Act all the BermudaCo Shares in respect of Restricted Shares that each such Holder shall have requested to be registered (a "Piggyback Registration"); provided, however, that such right of inclusion shall not apply to any registration statement covering an underwritten offering of convertible debt securities, unless the Underwriters' Representative or Agent expressly consents thereto. BermudaCo shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 4.02 without any obligation or liability to any Holder.

                  (b) If the Underwriters' Representative or Agent shall advise BermudaCo in writing (with a copy to each Selling Holder) that, in its opinion, the amount of Restricted Shares requested to be included in any Piggyback Registration would affect the pricing of such offering to an extent not acceptable to BermudaCo, then BermudaCo shall include in such Registration, to the extent of the amount which BermudaCo is so advised can be sold without such effect in such offering: first, all securities proposed to be sold by BermudaCo for its own account; second, all securities proposed to be sold by BermudaCo pursuant to demand registration rights of shareholders of BermudaCo other than the Holders; third, BermudaCo Shares in respect of Restricted Shares for those Holders who have been required to Register such BermudaCo Shares to meet their Target Share Amounts; fourth, the BermudaCo Shares in respect of the Restricted Shares on a pro rata basis requested to be included in such Piggyback Registration by Holders pursuant to this Section 4.02; fifth, all other securities being registered pursuant to the exercise of contractual rights comparable to the rights granted in this Section 4.02, pro rata based on the estimated gross proceeds from the sale thereof; and sixth, all other securities requested to be included in such Piggyback Registration.

                  (c) The Holders shall be entitled to have their BermudaCo Shares in respect of Restricted Shares included in an unlimited number of Piggyback Registrations pursuant to this Section 4.02.

                  (d) If BermudaCo has previously filed a registration statement with respect to BermudaCo Shares in respect of Restricted Shares pursuant to
Section 4.01 or pursuant to this Section 4.02, and if such previous Registration has not been withdrawn or abandoned, BermudaCo shall not be required to file or cause to be effected any other Registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of 90 days has elapsed from the effective date of such a previous Registration.

                  SECTION 4.03. Registration Procedures. Whenever required under
Section 4.01 or Section 4.02 to effect the Registration of any BermudaCo Shares in respect of Restricted Shares, BermudaCo shall, as expeditiously as practicable:

                  (a) Prepare and file with the SEC a registration statement with respect to such BermudaCo Shares in respect of Restricted Shares and use its reasonable best efforts to cause such registration statement to become effective; provided, however, that if reasonably practicable before filing a registration statement or prospectus or any amendments or supplements thereto, including (if permitted under the applicable Registration form) documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, BermudaCo shall furnish to one firm of counsel for the Selling Holders (selected by the Largest Holders), which may be counsel to BermudaCo, copies of all such documents in the form substantially as proposed to be filed with the SEC at least four (4) business days prior to filing for review and comment by such counsel.

                  (b) Subject to Section 4.01(a)(iii), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of all securities covered by such registration statement. If the Registration is for an underwritten public offering, BermudaCo shall amend the registration statement or supplement the prospectus whenever required by the terms of the underwriting agreement entered into pursuant to Section 4.04(b). Subject to Rule 415 under the Securities Act and Section 4.01(a)(iii), if the registration statement is a Shelf Registration, BermudaCo shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for five years after its effective date, and if during such period any event or development occurs as a result of which the registration statement or prospectus contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, BermudaCo shall promptly notify each Selling Holder, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to each Selling Holder of BermudaCo Shares in respect of Restricted Shares such amended or supplemented prospectus, which each such Holder shall thereafter use in the Transfer of BermudaCo Shares in respect of Restricted Shares covered by such registration statement. Pending such amendment or supplement each such Holder shall cease making offers or Transfers of BermudaCo Shares in respect of Restricted Shares pursuant to the prior prospectus. In the event that any BermudaCo Shares in respect of Restricted Shares included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which BermudaCo is obligated to use its reasonable best efforts to maintain the effectiveness of such registration statement, BermudaCo may file a post-effective amendment to the registration statement for the purpose of removing such BermudaCo Shares in respect of Restricted Shares from registered status.

                  (c) Furnish to each Selling Holder of BermudaCo Shares in respect of Restricted Shares, without charge, such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of BermudaCo Shares in respect of Restricted Shares owned by such Selling Holder.

                  (d) Use its reasonable best efforts (i) if necessary, to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such states or jurisdictions as shall be reasonably requested by the Underwriters' Representative or Agent (as applicable, or if inapplicable, the Largest Holders), and (ii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the BermudaCo Shares in respect of Restricted Shares in any jurisdiction, at the earliest practicable time; provided, however, that BermudaCo shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten or agented offering, enter into and perform its obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. BermudaCo shall also reasonably cooperate with the Largest Holders and the Underwriters' Representative or Agent (as applicable) for such offering, in the marketing of the BermudaCo Shares in respect of Restricted Shares, including making available during regular business hours and upon reasonable prior notice BermudaCo's officers, accountants, counsel, premises, books and records for such purpose, but BermudaCo shall not be required to incur any material out-of-pocket expense pursuant to this sentence.

                  (f) Promptly notify the Holders of any Restricted Shares covered by a registration statement and (if requested) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such registration statement or the related prospectus or for additional information regarding such Holders, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the BermudaCo of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Restricted Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the occurrence of any event that requires the making of any changes in such registration statement, prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement or a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to BermudaCo, make available during regular business hours and upon reasonable prior notice for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and underwriter (but not more than one firm of counsel to such Selling Holders, which may be counsel to BermudaCo), all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and underwriter the opportunity during regular business hours and upon reasonable prior notice to discuss the business affairs of BermudaCo with its principal executives and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibilities under the Securities Act; provided, however, that information that BermudaCo determines, in good faith, to be confidential and which BermudaCo advises such Person in writing is confidential shall not be disclosed unless the disclosure of such information is necessary to avoid or correct a misstatement or an omission in the registration statement.

                  (h) Use BermudaCo's reasonable best efforts to obtain a so-called "comfort letter" from its independent public accountants, and legal opinions of counsel to BermudaCo addressed to the Selling Holders, in customary form and covering such matters of the type customarily covered by such letters. BermudaCo shall furnish to each Selling Holder a signed counterpart or copy thereof of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who receive such comfort letters or opinions.

                  (i) Provide and cause to be maintained a transfer agent and registrar for all BermudaCo Shares in respect of Restricted Shares covered by such registration statement from and after a date not later than the effective date of such registration statement.

                  (j) Use BermudaCo's reasonable best efforts to cause the BermudaCo Shares in respect of Restricted Shares covered by such registration statement (i) if the BermudaCo Shares are then listed on a securities exchange or included for quotation in a recognized trading market, to be listed on such securities exchange or included in such trading market, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of BermudaCo to enable the Selling Holders of BermudaCo Shares in respect of Restricted Shares to consummate the disposition of such BermudaCo Shares in respect of Restricted Shares.

                  (k) Use BermudaCo's reasonable best efforts to provide a CUSIP number for the BermudaCo Shares in respect of Restricted Shares prior to the effective date of the first registration statement including BermudaCo Shares in respect of Restricted Shares.

                  (l) Take such other actions as are reasonably required in order to expedite or facilitate the disposition of BermudaCo Shares in respect of Restricted Shares included in each such Registration.

                  SECTION 4.04. Holders' Obligations. It shall be a condition precedent to the obligations of BermudaCo to take any action pursuant to this Agreement with respect to the BermudaCo Shares in respect of Restricted Shares of any Selling Holder of Restricted Shares that such Selling Holder shall:

                  (a) Furnish to BermudaCo such information regarding such Selling Holder, the number of BermudaCo Shares in respect of the Restricted Shares owned by it, and the intended method of disposition of such securities as shall be required to effect the Registration of the BermudaCo Shares in respect of such Selling Holder's Restricted Shares, and to cooperate with BermudaCo in preparing such Registration;

                  (b) Agree to sell BermudaCo Shares in respect of its Restricted Shares to the underwriters at the same price and on substantially the same terms and conditions as BermudaCo or the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities (in the case of a Registration under Section 4.02), and to execute the underwriting agreement agreed to by the Largest Holders (in the case of a Registration under Section 4.01) or BermudaCo and the Largest Holders (in the case of a Registration under Section 4.02).

                  (c) each Holder of Restricted Shares covered by a registration statement agrees that, upon receipt of any notice from BermudaCo of the occurrence of any event of the kind described in Section 4.03(f)(ii), 4.03(f)(iii), 4.03(f)(iv) or 4.03(f)(v) hereof, that such Holder shall forthwith discontinue disposition of any Restricted Shares covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus as contemplated by the Agreement, or until such Holder is advised in writing by BermudaCo that the use of the applicable prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an "Interruption Period") and, if requested by BermudaCo, the Holder shall deliver to BermudaCo (at the expense of BermudaCo) all copies then in its possession, other than permanent file copies then in such holder's possession, of the prospectus covering such Restricted Shares at the time of receipt of such request.

                  SECTION 4.05. Expenses of Registration. Expenses in connection with registrations pursuant to this Agreement shall be allocated and paid as follows:

                  (a) With respect to each Restricted Share Registration and Shelf Registration, BermudaCo shall bear and pay all expenses incurred in connection with any Registration, filing, or qualification of BermudaCo Shares in respect of Restricted Shares with respect to such Restricted Share Registrations for each Selling Holder, including all Registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for BermudaCo, and of BermudaCo's independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, and, if counsel to BermudaCo is not acting in such capacity, the reasonable fees and disbursements of one firm of counsel for the Selling Holders of BermudaCo Shares in respect of Restricted Shares (selected by Largest Holders) (the "Registration Expenses"), but excluding underwriting discounts and commissions relating to BermudaCo Shares in respect of Restricted Shares (which shall be paid on a pro rata basis by the Selling Holders).

                  (b) BermudaCo shall bear and pay all Registration Expenses incurred in connection with any Piggyback Registrations pursuant to
         Section 4.02 attributed to each Selling Holder, but excluding underwriting discounts and commissions relating to BermudaCo Shares in respect of Restricted Shares (which shall be paid on a pro rata basis by the Selling Holders).

                  (c) Any failure of BermudaCo to pay any Registration Expenses as required by this Section 4.05 shall not relieve BermudaCo of its obligations under this Agreement.

                  SECTION 4.06. Indemnification; Contribution. If any Restricted Shares are included in a registration statement under this Agreement:

                  (a) To the extent permitted by applicable law, BermudaCo and LuxCo shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, Partner, principal and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                           (i) Any untrue statement or alleged untrue statement
                  of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

                           (ii) The omission or alleged omission to state
                  therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                           (iii) Any violation or alleged violation by BermudaCo
                  or LuxCo of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

provided, however, that the indemnification required by this Section 4.06(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of BermudaCo or LuxCo (which consent shall not be unreasonably withheld), nor shall BermudaCo or LuxCo be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to BermudaCo or LuxCo by the indemnified party expressly for use in connection with such Registration. BermudaCo and LuxCo shall also indemnify underwriters and each person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) to the same extent as provided above with respect to the indemnification of the Selling Holders; provided, however, that the indemnity agreement contained in this Section 4.06 shall not apply to any underwriter or person who controls any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so.

                  (b) To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless each of BermudaCo and LuxCo, each of their respective directors, each of their respective officers who shall have signed the registration statement, each Person, if any, who controls BermudaCo or LuxCo within the meaning of the Securities Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, Partner, principal and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys' fees and disbursements and expenses of investigation, incurred by such underwriters party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such Registration; provided, however, that (x) the indemnification required by this
         Section 4.06(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of BermudaCo Shares in respect of Restricted Shares, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this Section 4.06(b) exceed the net proceeds from the applicable offering received by such Selling Holder. The Selling Holders shall also indemnify underwriters and each person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of BermudaCo and LuxCo; provided, however, that the indemnity agreement contained in this
         Section 4.06 shall not apply to any
         underwriter or person who controls any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so.

                  (c) Promptly after receipt by an indemnified party under this
         Section 4.06 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 4.06, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.06 to the extent of such material prejudice, but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 4.06. Any reasonable fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) for which the indemnifying party is liable pursuant to this Section 4.6 shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding.

                  (d) Contribution. If the indemnification required by this
         Section 4.06 from the indemnifying party is unavailable to or is insufficient to hold harmless an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 4.06:

                           (i) The indemnifying party, in lieu of indemnifying
                  such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
                  Section 4.06(a) and Section 4.06(b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                           (ii) The parties hereto agree that it would not be
                  just and equitable if contribution pursuant to this Section 4.06(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 4.06(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) If indemnification is available under this Section 4.06, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 4.06 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 4.06(d).

                  (f) The obligations of BermudaCo and the Selling Holders of BermudaCo Shares in respect of Restricted Shares under this Section
         4.06 shall survive the completion of any offering of BermudaCo Shares in respect of Restricted Shares pursuant to a registration statement under this Agreement, and otherwise.

                  SECTION 4.07. Holdback. Subject to such exceptions as may be agreed between the Holders and the Underwriters' Representative or Agent (as applicable), each Holder entitled pursuant to this Agreement to have BermudaCo Shares in respect of Restricted Shares included in a registration statement prepared pursuant to this Agreement, if so requested by the Underwriters' Representative or Agent in connection with an offering of any BermudaCo Shares in respect of Restricted Shares, shall not effect any public sale or distribution of BermudaCo Shares or any securities convertible into or exchangeable or exercisable for BermudaCo Shares, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten or agented Registration), during the 90-day period (or such other period as may be agreed between the Holder and such Underwriters' Representative or Agent (as applicable)) beginning on the date such registration statement is declared effective under the Securities Act by the SEC, provided that such Holder is timely notified of such effective date in writing by BermudaCo or such Underwriters' Representative or Agent (as applicable); and provided, further, that if the executive officers and directors of BermudaCo are subject to a "holdback" period in connection with such offering that is shorter than 90 days, then the Holders' holdback period shall be shortened to such shorter period. In order to enforce the foregoing covenant, BermudaCo shall be entitled to impose stop-transfer instructions with respect to BermudaCo Shares in respect of the Restricted Shares of each Holder until the end of such period.

                  SECTION 4.08. Covenants of BermudaCo. BermudaCo hereby agrees and covenants as follows:

                  (a) BermudaCo shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act.

                  (b) BermudaCo shall not effect, and shall not allow any of its Subsidiaries to effect, any Registration of its securities (other than on Form S-4, Form S-8, or any successor forms to such forms or pursuant to such other registration rights agreements as may be approved in writing by the Largest Holders, as the case may be), or effect (or commence the process to effect in a manner that would notify the public) any public or private sale or distribution of any of its securities, including a sale pursuant to Regulation D under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities from the date of a request for a Restricted Share Registration pursuant to Section 4.01(a) until the earlier of (x) 90 days following the date as of which all securities covered by such Restricted Share Registration statement shall have been Transferred, and (y) 90 days following the effective date of such Restricted Share Registration statement, or such earlier date at which the distribution of such securities shall be completed unless BermudaCo shall have previously notified in writing all Selling Holders of BermudaCo's desire to do so, and Selling Holders owning a majority of the Restricted Shares or the Underwriters' Representative, if any, shall have consented thereto in writing.

                  (c) On the Effective Date, BermudaCo shall authorize such number of BermudaCo Shares as may be required to effect the redemption or exchange of all LuxCo Shares and Exchangeable Shares then outstanding.

                                    ARTICLE V

                               Independence Rules

                  SECTION 5.01. Independence Related Divestitures. Each Shareholder agrees to abide by the Independence Rules and the terms of the No-Action Letter applicable to the Shareholder and to take any and all action requested by the Board of PwCIL in connection with such Independence Rules and No-Action Letter. In the event of an Independence Conflict, such Shareholder hereby agrees to sell or transfer, or cause the sale or transfer of, some or all of its Shares at the times, in the amounts and on the terms, prices and conditions determined by the Board of PwCIL. At the request of the Board of PwCIL, the Shareholder shall take any and all actions necessary or appropriate, in the sole judgment of the Board of PwCIL, to facilitate such divestiture, including, but not limited to, the transfer of such Shares to a person, trust or other entity for disposition or the granting of a power of attorney relating to the voting or disposition of such Shares. Each Shareholder agrees to hold its Restricted Shares in a manner which will permit either a voluntary or mandatory timely sale of such Restricted Shares (including converting LuxCo Shares or Exchangeable Shares into BermudaCo Shares for purposes of such sales) in accordance with the terms of the No-Action Letter.

                                   ARTICLE VI

                                Term of Agreement

                  SECTION 6.01. Term of Agreement. This Agreement shall take effect on the Effective Date. This Agreement (other than the provisions of Section 4.06) shall terminate with respect to any Shareholder on the date that such Shareholder and its Subsidiaries no longer own any Restricted Shares.

                                   ARTICLE VII

                            Miscellaneous Provisions

                  SECTION 7.01. Specific Performance. The parties hereto hereby declare that irreparable damage would occur as a result of the failure of any party hereto to perform any of its obligations under this Agreement in accordance with the specific terms hereof. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law. The right to specific performance should be in addition to any other remedy to which a party hereto may be entitled at law or in equity.

                  SECTION 7.02. Legends. (a) Each certificate representing Shares shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TERMS AND CONDITIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN A SHAREHOLDERS AGREEMENT DATED AS OF AUGUST -, 2002. A COPY OF WHICH MAY BE OBTAINED FROM MONDAY LTD OR MONDAY SCA. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF, OR BE EFFECTIVE WITH RESPECT TO, MONDAY LTD OR MONDAY SCA UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

                  (b) In addition, stop transfer restrictions will be given to BermudaCo's transfer agent(s) with respect to Shares and there will be placed on the certificates or instruments representing Shares, and on any certificate or instrument delivered in substitution therefor, a legend stating in substance:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO SUCH REGISTRATION OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  (c) BermudaCo hereby agrees that it will cause stop transfer restrictions to be released with respect to any Shares that are transferred in compliance with the terms and provisions of this Agreement (other than transfers by Shareholders to their Partners) and (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 or 145 under the Securities Act, (iii) in accordance with the requirements of Rule 903 or 904 of Regulation S under the Securities Act, or (iv) pursuant to another exemption from the Registration requirements of the Securities Act; provided, however, that in the case of any transfer pursuant to clause (ii), (iii) or (iv) above, the request for transfer is accompanied by a written statement signed by a Shareholder confirming compliance with the requirements of the relevant exemption from Registration; and provided, further, that in the case of any transfer pursuant to clause (iv) above, other than any transfer by such Shareholder to one or more of such Shareholder's direct or indirect subsidiaries, or among such subsidiaries, or by any such subsidiary to such Shareholder for so long as such subsidiary shall be wholly owned, BermudaCo shall have received a written opinion of counsel reasonably satisfactory to

BermudaCo. BermudaCo further agrees that it will cause the legends described in subsections (a) and (b) of this Section 7.02 to be removed in the event of any transfer as provided in clause (i), (ii) or (iii) above.

                  SECTION 7.03. Conflicts and Inconsistent Agreements. Each of the Shareholders, BermudaCo and LuxCo shall take all action necessary, to ensure that the Articles of Association and By-Laws of LuxCo, the Memorandum of Association and Bye-Laws of BermudaCo and the constitutive or other governing documents of BermudaCo or LuxCo's Subsidiaries are consistent with, and do not conflict with, the terms of this Agreement. Neither LuxCo, BermudaCo, any Shareholder or any of their respective Subsidiaries shall enter into any agreement inconsistent with the terms of this Agreement.

                  SECTION 7.04. Complete Agreement. This Agreement and the Transaction Agreements constitute the entire agreement and understanding among the parties hereto with respect to the matters referred to herein and supersedes all prior agreements and understandings among the parties hereto with respect to the matters referred to herein.

                  SECTION 7.05. Amendment. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by PwCIL, LuxCo, BermudaCo and Shareholders holding no less than 75% of all Shares held by Shareholders; provided, however, that PwCIL may amend, modify or supplement Exhibit A at any time in its sole discretion, provided, than Sections 1 and 2 of Exhibit A may not be amended without the consent of BermudaCo.

                  SECTION 7.06. Successors; Assigns; Subsidiary Holders. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective Subsidiary Holders, heirs, assigns, executors, administrators or successors. A Holder may Transfer its rights hereunder to a successor in interest to the Restricted Shares owned by such assignor only as permitted by Section 4.09. Each Shareholder agrees with respect to any Affiliate that becomes a Subsidiary Holder hereunder, to promptly thereafter cause such Affiliate to execute a counterpart hereof agreeing to be bound by all of the terms, conditions and restrictions of this Agreement, as and to the same extent as such Shareholder. The execution of a counterpart hereof by an Affiliate who has become a Subsidiary Holder does not constitute an assignment of any part of this Agreement prohibited by this Section 7.06, and the Shareholder with which such Subsidiary Holder is affiliated with will remain bound by all of the terms, conditions and restrictions of this Agreement.

                  SECTION 7.07. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and expenses, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

                  SECTION 7.08. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows (or at such other address, telephone number and fax number as a party shall notify each other party hereto):

                  (i) if to LuxCo:

                  Monday SCA
                  c/o PricewaterhouseCoopers LLP
                  1301 Avenue of the Americas
                  New York, NY 10019
                  Attention:  Ronald Hauben
                  Facsimile: (646) 394-6772

                  (ii) if to the Shareholders: to the address across from its name on Schedule II.

                  (iii) if to PwCIL:

                  PricewaterhouseCoopers International Limited
                  1301 Avenue of the Americas
                  New York, NY 10019
                  Attention:  Lawrence W. Keeshan
                  Facsimile: (646) 471-6971

                  (iv) if to BermudaCo:

                  Monday Ltd
                  c/o PricewaterhouseCoopers LLP
                  1301 Avenue of the Americas
                  New York, NY 10019
                  Attention:  Ronald Hauben
                  Facsimile: (646) 394-6772

                  SECTION 7.09. Interpretation; Exhibits and Schedules. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement.

                  SECTION 7.10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

                  SECTION 7.11. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstance.

                  SECTION 7.12. GOVERNING LAW. THIS AGREEMENT AND ALL ACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

                  SECTION 7.13. SUBMISSION TO JURISDICTION. EACH OF PWCIL, LUXCO AND BERMUDACO IRREVOCABLY SUBMITS, AND EACH OF THE SHAREHOLDERS IRREVOCABLY SUBMITS, AND AGREES TO CAUSE EACH OF THEIR RESPECTIVE SUBSIDIARIES TO IRREVOCABLY SUBMIT TO, TO THE EXCLUSIVE JURISDICTION OF (I) THE STATE COURTS OF NEW YORK, AND (II) THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THE AGREEMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (AND EACH AGREES THAT NO SUCH ACTION, SUIT OR PROCEEDING RELATING TO THE AGREEMENT SHALL BE BROUGHT BY IT OR ANY OF ITS SUBSIDIARIES EXCEPT IN SUCH COURTS). EACH OF PWCIL, LUXCO AND BERMUDACO FURTHER AGREES, AND EACH OF THE SHAREHOLDERS FURTHER AGREES, AND AGREES TO CAUSE THEIR RESPECTIVE SUBSIDIARIES TO AGREE, THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PERSON'S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE

SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN NEW YORK WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION AS SET FORTH ABOVE IN THE IMMEDIATELY PRECEDING SENTENCE. EACH OF PWCIL, LUXCO AND BERMUDACO IRREVOCABLY AND UNCONDITIONALLY WAIVES (AND AGREES NOT TO PLEAD OR CLAIM), AND EACH OF THE SHAREHOLDERS IRREVOCABLY AND UNCONDITIONALLY WAIVES (AND AGREES NOT TO PLEAD OR CLAIM), AND AGREES TO CAUSE THEIR RESPECTIVE SUBSIDIARIES TO IRREVOCABLY WAIVE, ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY IN (I) THE STATE COURTS OF NEW YORK OR (II) THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK OR THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  SECTION 7.14. No Waiver of Rights. No failure or delay on the part of any party in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or of any other right or power. The waiver by any party or parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative and are not exclusive of any rights or remedies otherwise available.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                        MONDAY SCA,

                                           by
                                             -----------------------------------
                                             Name:
                                             Title:


                                        MONDAY LTD,

                                           by
                                             -----------------------------------
                                             Name:
                                             Title:


                                        PRICEWATERHOUSECOOPERS
                                        INTERNATIONAL LIMITED,

                                           by
                                             -----------------------------------
                                             Name:
                                             Title:


                                        [SHAREHOLDER],

                                           by
                                             -----------------------------------
                                             Name:
                                             Title:


                                        [CUSTODIAN FOR PARTNERS],

                                           by
                                             -----------------------------------
                                             Name:
                                             Title:

                                                                      SCHEDULE I


                                  Shareholders


--------------------------------------------------------------------------------
Entity                        BermudaCo Shares              LuxCo Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Custodian
--------------------------------------------------------------------------------

                                                                     SCHEDULE II



                           Notices to the Shareholders

--------------------------------------------------------------------------------
                Shareholders                                   Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT A


                              CUSTODIAL AGREEMENT (this "Agreement"), dated as
                      of [ ], 2002, among [Custodian Name] (the "Custodian"), the Partners signatory hereto (the "Partners") and PricewaterhouseCoopers International Limited ("PwCIL").

                                    RECITALS

                  A. Contemporaneously with the execution of this Agreement, each Partner will receive Shares (as such term is defined in the Shareholders Agreement dated as of August [ ], 2002 among Monday SCA, Monday Ltd, PricewaterhouseCoopers International Limited and the Shareholders party thereto (the "Shareholders Agreement"; capitalized terms used but not defined herein shall have the meanings assigned thereto in the Shareholders Agreement)).

                  B. As a condition to the Transfer of Shares to the Partners, pursuant to the terms of the Shareholders Agreement, the Partners must execute and deliver this Agreement and thereby designate the Custodian to hold the Shares on their behalf in accordance with certain terms of the Shareholders Agreement.

                  C. The Custodian will hold the Shares Transferred to the Partners and will take possession of such Shares as custodian for the Partners, pursuant to the terms set forth herein.

                  NOW THEREFORE, in consideration of the mutual agreements stated below, the Custodian, the Partners and PwCIL agree as follows:

                  1. On the date on which the Transfer of Shares to the Partners shall become effective, the transferor shall deliver all Shares so Transferred to the Custodian. The Custodian shall acknowledge receipt of the Shares from the transferor.

                  2. The Custodian shall hold the Shares delivered pursuant to paragraph 1 in accordance with Section 3.06 of the Shareholders Agreement. If as a result of the Transfer the Shares are deemed to have been "Disposed" under
Section 3.09(b) of the Shareholders Agreement, the Custodian and the Partners shall have no rights or obligations under the Shareholders Agreement except as set forth in Section 3.06 therein. If the Shares are not deemed to have been "Disposed", the Custodian shall hold the Shares subject to the rights and obligations of a Shareholder under the Shareholders Agreement (and shall be deemed to be a Shareholder for all purposes therein). The Custodian shall promptly deliver a signature page of the Shareholders Agreement to PwCIL and BermudaCo agreeing to be so bound. The Custodian shall use reasonable efforts to promptly release and transfer Shares at the direction of the Partner in whose name the Shares are held (as directed in a Request for Release substantially in the form of Exhibit A hereto), provided such transfer is in accordance with the Shareholders Agreement (or Section 3.06 thereof, as applicable).

                  3. The Custodian hereby represents and warrants to the Partners and PwCIL that it is (i) an "accredited investor" as defined in Regulation D promulgated under the Securities Act OR an investor with sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Shares or (ii) not a "U.S. person" (as defined in Regulation S promulgated under the Securities Act) and that it is receiving Shares in an "offshore transaction" pursuant to Regulation S.

                  4. In the event the Custodian shall receive original share certificates in connection with the Transfer of Shares pursuant to Section 1, the Custodian shall segregate and maintain continuous custody of such certificates in secure and fireproof facilities in accordance with the Custodian's customary standards for the custody and handling of original negotiable instruments.

                  5. The Custodian shall be entitled to reasonable compensation for its services as custodian under this Agreement. The reasonable fees and expenses of the Custodian and any successor Custodians shall be obligations of the Partners.

                  6. The parties hereto hereby declare that irreparable damage would occur as a result of the failure of any party hereto to perform any of its obligations under this Agreement in accordance with the specific terms hereof. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law. The right to specific performance should be in addition to any other remedy to which a party hereto may be entitled at law or in equity.

                  7. At such time as the Shareholders Agreement shall be terminated, the Custodian shall release the Shares held by it pursuant to
Section 1 to such Persons as designated by the Partner in whose name such Shares are held.

                  8. This Agreement and the Shareholders Agreement constitute the entire agreement and understanding among the parties hereto with respect to the matters referred to herein and supersede all prior agreements and understandings among the parties hereto with respect to the matters referred to herein.

                  9. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Partners, the Custodian and PwCIL.

                  10. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by the Custodian, without the prior written consent of the Partners and PwCIL. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the parties hereto. The Custodian agrees with respect to any party that becomes a successor Custodian hereunder to promptly thereafter cause such successor Custodian to execute a counterpart hereof agreeing to be bound by all of the terms, conditions and restrictions of this Agreement, as and to the same extent as such Custodian.

                  11. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and expenses, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

                  12. The Custodian shall indemnify and hold harmless the Partners and PwCIL from and against any loss, cost, damage or expense, including reasonable attorneys' fees, to the extent that such loss, cost, damage or expense arises out of errors, omissions or malfeasance by the Custodian in performing its obligations under this Agreement, including any loss of any Share and any failure to deliver the Share as required hereunder and pursuant to the Shareholders Agreement.

                  13. The Custodian shall be under no duty or obligation to inspect, review, or examine the Shares delivered pursuant to Section 1, to determine that they are genuine, enforceable or appropriate for their respective represented purposes or that they are what they purport to be on their face.

                  14. The Custodian may request and rely upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  15. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows (or at such other address, telephone number and fax number as a party shall notify each other party hereto):

                  (i) if to the Custodian:

                  [                            ]
                  [                            ]
                  [                            ]
                  [                            ]
                  [                            ]
                  [                            ]

                  (ii) if to PwCIL:

                  [                            ]
                  [                            ]
                  [                            ]
                  [                            ]
                  [                            ]
                  [                            ]

                  (iii) if to any Partner, as set forth opposite such Partner's signature below.

                  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

                  16. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstance.

                  17. This Agreement and all actions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to conflict of law principles).

                  18. Each of the Partners, the Custodian and PwCIL irrevocably submits to the exclusive jurisdiction of (i) the State Courts of New York, and
(ii) the federal courts located in the State of New York, for the purposes of any suit, action or other proceeding arising out of the agreement or any transaction contemplated thereby. Each of the Partners, the Custodian and PwCIL further agrees that service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Partners, the Custodian and PwCIL irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of the agreement or the transactions contemplated thereby in (i) the State Courts of New York or (ii) the federal courts located in the State of New York or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  19. No failure or delay on the part of any party in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or of any other right or power. The waiver by any party or parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative and are not exclusive of any rights or remedies otherwise available.

                  TO WITNESS THIS AGREEMENT, the Partners, the Custodian and PwCIL have caused it to be executed as of the date first written above.

                                            [CUSTODIAN],

                                            by
                                              ----------------------------------
                                              Name:
                                              Title:

                                            PRICEWATERHOUSECOOPERS
                                            INTERNATIONAL LIMITED,

                                            by
                                              ----------------------------------
                                              Name:
                                              Title:

                                            [PARTNERS],

                                            by
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT A

                   PARTNER REQUEST FOR RELEASE OF SHARES AND RECEIPT

                  To:      [CUSTODIAN]

                  Re: Custodial Agreement dated as of [ ], 2002, among [Custodian], [Partner] and PricewaterhouseCoopers International Limited

                  In connection with the delivery of the Shares held by you on behalf of the Partner, the Partner signatory below requests the release the Shares described below. All capitalized terms used in this Request and not otherwise defined will have the meanings assigned them in the Custodial Agreement referred to above.

                  [Share Certificate Number(s)]:

                  The Shares are to be released to

                       The Partner at the addresses on file with the Custodian
                  -----
                       The following person(s):
                  -----
                       ---------------------------------------------------------

                       ---------------------------------------------------------

                  Upon the Custodian's release of the above-referenced Shares, the transferee shall acknowledge receipt of the Shares shall sign in the space indicated below and return this form to the Custodian.


                                       [Custodian]

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Date:
                                            ------------------------------------

                                       Acknowledged and approved by,
                                       [Partner]

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Date:
                                            ------------------------------------

Date released:
              -----------------------
Receipt acknowledged:
[Transferee]

By
  ------------------------------------
  Name:
  Title:

Date:
     ------------------------------------